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                                                                       EXHIBIT 2


                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                          PAYLESS SHOESOURCE, INC.,

                      PAYLESS SHOESOURCE HOLDINGS, INC.

                                     AND

                             PAYLESS MERGER CORP.

                    DATED AS OF APRIL 20, 1998, AS AMENDED




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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of April 20, 1998, as amended, among Payless ShoeSource, Inc., a Missouri corporation (the "Company"), Payless ShoeSource Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Parent"), and Payless Merger Corp., a Missouri corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), further approved the Merger upon the terms and subject to the conditions set forth in this Agreement and approved this Agreement;

     WHEREAS, Parent and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions contemplated by this Agreement;

     WHEREAS, the Boards of Directors of the Company and Merger Sub have directed the submission of this Agreement to a vote of their respective shareholders;

     WHEREAS, the Company desires to create a new holding company structure and permit its shareowners to own equity interests in a Delaware corporation by consummating the Merger and converting each outstanding Share (as defined herein) into one share of Parent Common Stock (as defined herein), all in accordance with the terms of this Agreement;

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a corporate reorganization under common control similar to a pooling of interests; and

     WHEREAS, the parties will not permit the Effective Time (as defined herein) to occur prior to May 5, 1998;

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                           THE MERGER; EFFECTIVE TIME

     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and except as provided herein, the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Missouri General and Business Corporation Law, as amended (the "MGCL").

     1.2. EFFECTIVE TIME. As soon as practicable following the satisfaction of the conditions set forth in this Agreement, the Company and Merger Sub will cause Articles of Merger (the "Missouri Articles of Merger") to be executed in duplicate as provided in Section 351.430 of the MGCL and delivered to the Secretary of State of Missouri as provided in Section 351.435 of the MGCL. The Merger shall become effective at the time when the Secretary of State of Missouri issues a Certificate of Merger attaching to it the Missouri Articles of Merger (the "Effective Time").

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                                   ARTICLE II
                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. THE ARTICLES OF INCORPORATION. The amended and restated articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article TENTH shall be deleted in its entirety and each following Article shall be correspondingly renumbered, Article ELEVENTH shall be amended by amending each reference therein to Article ELEVENTH to be a reference to Article TENTH and Articles SECOND, THIRD and FOURTH of the Charter shall each be amended in their entirety to provide as follows:

   "SECOND.  The Corporation's registered agent shall be Corporation
     Service Company d/b/a CSC-Lawyers Incorporating Service Company at 222 East Dunklin Street, Jefferson City, Missouri 65101.

     THIRD. The aggregate number of shares that the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $.01 per share.

     FOURTH. The number of directors constituting the first Board of Directors is FIVE (5). The number of directors to constitute all subsequent Boards of Directors shall be fixed by, or in the manner provided in, the Corporation's bylaws. Any change in the number of directors constituting the Board of Directors shall be reported by the corporation to the Missouri Secretary of State within 30 calendar days after such change."

     2.2. THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III
                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     3.1. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or By-laws.

     3.2. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or By-laws or as otherwise provided by law.

                                   ARTICLE IV
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any capital stock of the Company:

          (a) MERGER CONSIDERATION. Each share of the Common Stock, par value $.01 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by any direct or indirect subsidiary of the Company not held on behalf of third parties or Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") exercising dissenters' rights pursuant to Section 351.455 of the MGCL (collectively, "Excluded Shares")) shall be converted into one share of Common Stock, par value $.01 per share, of

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     Parent ("Parent Common Stock") together with one attached right ("Rights")
     to purchase shares of Series A Preferred Stock par value $.01 per share of Parent which shall have the rights and preferences described in the Rights Agreement dated as of April 20, 1998 between Parent and UMB Financial Corp.

          (b) CANCELLATION OF SHARES AND CERTAIN SHARES OF PARENT COMMON
     STOCK. Each share of Parent Common Stock owned by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) MERGER SUB. At the Effective Time, each share of Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (d) OPTIONS. At the Effective Time, each option or right to purchase (each, a "Company Option") Shares pursuant to any of the Company's incentive plans or employee benefit plans, including the Company's 1996 Stock Incentive Plan and the Company's Stock Ownership Plan (the "Option Plans") shall become an option or right to purchase shares of Parent Common Stock on the same terms as an option or right to purchase Shares under an Option Plan at an exercise price equal to the exercise price per share of such Company Option under an Option Plan.

          (e) RESTRICTED AND OTHER SHARE BASED AWARDS OR RIGHTS. At the Effective Time, each right or obligation to receive a Share or payment of an amount based on a Share under any of the Company's incentive plans or benefit plans, including the Company's 1996 Stock Incentive Plan, Restricted Stock Plan for Non-Management Directors, Spin-Off Stock Plan, Deferred Compensation Plan and Deferred Compensation Plan for Non-Management Directors shall become a right or obligation, as the case may be, to receive shares or payment of an amount based on shares of Parent Common Stock on the same terms as the right or obligation to receive Shares or payment of an amount based on Shares existed under any of such plans immediately prior to the Effective Time.

          (f) NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate (other than certificates representing Excluded Shares) that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Parent Common Stock together with attached Rights.

          (g) DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or any dividends or other distributions thereon unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger Agreement under the MGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 351.455 of the MGCL with respect to Shares owned by such Dissenting Stockholder. If any person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into shares of Parent Common Stock pursuant to Section 4.1(a) hereof. The right to payment pursuant to Section 351.455 of the MGCL shall cease to exist if and when the Company shall abandon the Merger.

                                   ARTICLE V
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

     5.1. ASSUMPTION OF PLANS AND AGREEMENTS. Parent and the Company hereby agree that they shall, at or prior to the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which Parent will, from and after the Effective Time, be substituted for, assume and agree to perform, or cause the Company to perform, all obligations of the Company pursuant to any and all employee benefit plans established or maintained by the Company immediately prior to the Effective Time, all severance and

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employment agreements in effect immediately prior to the Effective Time between the Company and an individual named therein and all compensation and incentive plans established or maintained by the Company immediately prior to the Effective Time, in each case as Parent and the Company may provide in such assumption agreement, including the Option Plans, Restricted Stock Plan for Non-Management Directors, Spin-Off Stock Plan, Profit Sharing Plan, Profit Sharing Plan for Puerto Rico Associates, Deferred Compensation Plan, Deferred Compensation Plan for Non-Management Directors and Stock Appreciation and Phantom Stock Unit Plan for International Employees. In connection with such assumption and without further action by shareholders of Parent or the Company, such plans shall be amended such that all references to the Company and the Shares shall become references to Parent, if provided in the assumption agreement referred to in the preceding sentence, and Parent Common Stock, respectively.

                                   ARTICLE VI
                                   CONDITIONS

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by holders of at least two-thirds of the issued and outstanding Shares and shall have been duly approved by Parent as the sole stockholder of Merger Sub in accordance with applicable law and the certificate of incorporation and bylaws of each such corporation.

          (b) NYSE LISTING. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) CLOSING DATE. The date shall be after May 4, 1998. The parties hereto acknowledge and agree that the condition set forth in this Section 5.1(c) may not be waived.

                                  ARTICLE VII
                                  TERMINATION

     7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 6.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                                  ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

     8.1. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 6.1(a), the parties hereto may modify or amend this Agreement, by written agreement approved by the respective parties' Boards of Directors and executed and delivered by duly authorized officers of the respective parties, except that (i) the parties may not amend Section 6.1(c) and (ii) no amendment shall alter or change the amount or kind of shares to be received by shareholders of the Company or otherwise alter or change any of the terms and conditions of this Agreement so as to adversely affect the Company's shareholders.

     8.2. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law except for the condition set forth in Section 6.1(c).

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     8.3.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.4. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MISSOURI WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     8.5. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          PAYLESS SHOESOURCE, INC.

                                          By: /s/ STEVEN J. DOUGLASS
                                             -----------------------------------
                                            Name: Steven J. Douglass
                                            Title: Chairman and Chief Executive
                                              Officer

                                          PAYLESS SHOESOURCE HOLDINGS, INC.

                                          By: /s/ STEVEN J. DOUGLASS
                                            ------------------------------------
                                            Name: Steven J. Douglass
                                            Title: Chairman and Chief Executive
                                              Officer

                                          PAYLESS MERGER CORP.

                                          By: /s/ STEVEN J. DOUGLASS
                                             -----------------------------------
                                            Name: Steven J. Douglass
                                            Title: Chairman and Chief Executive
                                              Officer


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